UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 2010

ACCESS TO MONEY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19657	93-0809419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Kings Highway N, Suite G100
                   Cherry Hill, New Jersey 08034
(Address of Principal Executive Offices) (Zip Code)

                                   (856) 414-9100
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Access to Money, Inc. (the “Company,” “we” or “us”) held on June 16, 2010, the holders of our outstanding stock took the actions described below.  As of the record date for the annual meeting, 22,279,011 shares of common stock were issued and outstanding, each entitled to one vote per share.

The stockholders elected Ethan S. Buyon and Kenneth Paull to serve on our board of directors for a three-year term.  The results of the voting are as follows:

Directors	Votes For	Votes Withheld
Ethan S. Buyon	9,616,687	59,618
Kenneth Paull	9,616,987	59,318

Richard B. Stern, Douglas B. Falcone, Thomas S. McNamara, and Michael E. Venezia continue to serve their terms as directors of the Company.

The stockholders also approved a proposal to ratify the selection of Friedman LLP as the Company's independent auditor for the 2010 fiscal year.  The voting results for this proposal were 18,397,436 shares for, 1,005,539 shares against, and 30,104 shares abstained.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS TO MONEY, INC.

	By:	/s/ Michael J. Dolan
	Name:	Michael J. Dolan
Date: June 18, 2010	Title:	Chief Financial Officer